UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2006
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13958	13-3317783
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, CT		06115-1900
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 19, 2006, The Hartford Financial Services Group, Inc. (the “Company”) and the requisite number of lenders under the $1.6 billion Five-Year Competitive Advance and Revolving Credit Facility Agreement dated September 7, 2005, as amended (the “Credit Agreement”) by and among the Company, Hartford Life, Inc., a wholly-owned indirect subsidiary of the Company (“Hartford Life”), and the syndicate of financial institutions named therein (the “Lenders”), including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent, agreed to amend and restate the Credit Agreement for the purpose of removing Hartford Life as a separate borrower and eliminating the financial reporting requirements and financial covenant applicable to Hartford Life.
The foregoing description is qualified in its entirety by reference to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated December 19, 2006 by and among the Company and the Lenders.
Item 9.01 Financial Statements and Exhibits.
Exhibit No.
10.1	Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated December 19, 2006, by and among the Company and the Lenders, including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Richard G. Costello

Name: Richard G. Costello
Title: Vice President and Corporate Secretary
Date: December 22, 2006
EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated December 19, 2006, by and among the Company and the Lenders, including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent.

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